Exhibit 99.1


                Anaren Reports 4th Quarter and Year End Results


    SYRACUSE, N.Y., Aug. 12 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported results for the fourth quarter and 2003 fiscal year ended June 30, 2003. Net sales for the quarter were $19.4 million, down 10% from net sales of $21.5 million for the fourth quarter of fiscal year 2002, and relatively unchanged from net sales of $19.2 million for the third quarter of fiscal 2003. The operating loss for the fourth quarter was $(4.0) million, compared to operating income of $361,000 for the fourth quarter of last year, and an operating loss of $(1.5) million in the third quarter of fiscal 2003. The net loss for the fourth quarter was $(3.5) million, or $(0.16) per diluted share compared to net income of $2.0 million, or $0.09 per diluted share for the fourth quarter of fiscal 2002 and a net loss of $(1.0) million, or $(0.04) per diluted share for the third quarter of fiscal 2003.

    The net loss in the fourth quarter includes a net loss at Anaren Europe of $(3.9) million, or $(0.17) per share of which $1.3 million is attributed to restructuring charges for workforce reductions and $2.0 million is an asset impairment charge due to the previously announced disposal of the Anaren Europe operation. Anaren Europe net sales for the quarter were $0.9 million and are included in Wireless Group net sales. Excluding the results of Anaren Europe, net sales for the fourth quarter were $18.5 million and net income was $440,000, or $0.02 per diluted share.

    For the fiscal year ended June 30, 2003, net sales were $79.9 million and the net loss was $(3.8) million, or $(0.17) per diluted share, compared to net sales of $73.6 million and net income of $7.4 million, or $0.32 per diluted share for fiscal 2002. Excluding the results of Anaren Europe, net sales for the 2003 fiscal year were $75.5 million and net income was $3.6 million, or $0.16 per diluted share.


    Balance Sheet

    Cash, cash equivalents and marketable debt securities at June 30, 2003 were $127.7 million. In fiscal year 2003, the company generated $12.2 million in positive operating cash flow, including $3.5 million generated in the fourth quarter, due primarily to a $4.4 million or 22% reduction in inventory and a $3.8 million, or 29% reduction in accounts receivable. In addition, the company re-purchased 643,000 shares of its common stock in fiscal 2003 for approximately $5.4 million.


    Wireless Group

    In the Wireless Group, net sales for the quarter were $12.7 million, down 15% from the fourth quarter of fiscal year 2002, and up 9% sequentially from the third quarter of fiscal 2003. The increase in net sales from the third quarter was driven by increased sales of backplane and resistive products. Lawrence A. Sala, Anaren Chairman and CEO said, "we continue to capture new design wins for our infrastructure component and backplane products and are also benefiting from our broad market penetration. In addition, we anticipate increased sales of the infrastructure components and 802.11 related products that we have introduced over the last 12 months."


    Space and Defense Group

    Space and Defense Group net sales for the quarter were $6.7 million, up 3% from the fourth quarter of last year and down 8% sequentially from the third quarter of fiscal 2003. Space and Defense new orders for the quarter totaled $4.2 million including orders for ground based radar antenna feed networks and air borne location receivers. In addition, we were awarded a development contract for an electronic assembly used on a new airborne platform. The Space and Defense backlog at June 30, 2003 was $26.3 million, compared to $33.5 million at June 30, 2002.


    Disposal of Anaren Europe

    On July, 10, 2003, the company announced its decision to dispose of its Anaren Europe operation. "This decision was due to Anaren Europe's continuing decline in revenue, financial losses, and the considerable investment of management's time and attention that was disproportionate to the earnings growth potential of this operation," said Mr. Sala.

    Beginning in the first quarter of fiscal 2004, the results of continuing operations will be reported separately from the results of Anaren Europe, which will be reported as a "discontinued operation". Historical results will be similarly restated. Based on the current estimates of management and its advisors, the $2.0 million asset impairment charge reported in the current fourth quarter represents the estimated difference between the book value and the fair market value of the net fixed assets of Anaren Europe to be sold under current market conditions. It is anticipated that Anaren Europe operations will cease during the first quarter of fiscal 2004, and the liquidation of net assets will be completed during the second and third quarter.


    Forward-Looking Statements

    The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such factors include, but are not limited to: current unpredictable wireless market conditions; decline in demand for company products; order cancellations; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability; successfully securing new design wins from our OEM customers, our ability to successfully shutdown our Anaren Europe operations which may result in additional costs related to disposal of its assets, environmental clean-up, termination of Anaren Europe's facility lease and other related issues; potential adverse effects of SARS at the company's Suzhou China subsidiary; unpredictable difficulties or delays in the development of new products; the risks associated with any technological shifts away from the company's technologies and core competencies; additional unanticipated impairments of assets including investment values and goodwill; foreign currency fluctuations; diversion of defense spending away from the company's products and or technologies due to the on-going cost of maintaining American troops in Iraq; and litigation involving our ownership interest in Celeritek or a potential transaction with Celeritek, or involving antitrust, intellectual property, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2002 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2003 and Anaren's Form 10-Q for the three months ended
March 31, 2003 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.


    Conference Call

    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Tuesday, August 12, 2003 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning August 12, 2003 through midnight August 15, 2003. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 674640. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-478-6251 and International is 1-913-981-5558.


    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.



                        Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                             Three Months Ended           Year  Ended
                            June 30,     June 30,     June 30,     June 30,
                              2003         2002         2003         2002

    Net sales             $19,421,826  $21,500,911  $79,919,791  $73,568,319

    Cost of sales          14,215,361   15,271,712   58,723,401   51,369,597
    Cost of
     sale-restructuring       428,000          --       428,000          --
    Gross profit            4,778,465    6,229,199   20,768,390   22,198,722

    Operating expenses:
    Marketing               1,595,574    1,908,515    6,620,409    7,255,465
    Research and
     development            1,422,212    1,761,533    6,140,157    6,282,846
    General and
     administrative         2,297,049    2,198,572    9,109,717    8,105,264
    Impairment loss         2,039,804          --     2,720,626          --
    Restructuring           1,838,182          --     2,109,291          --
    Fire related                  --           --           --       711,400
    Total operating
     expenses               8,764,821    5,868,620   26,700,200   22,354,975

    Operating
     income (loss)         (3,986,356)     360,579   (5,931,810)    (156,253)

    Other income (expense):
    Interest expense          (10,433)     (39,307)     (50,610)   ($149,257)
    Other, primarily
     interest income          485,070      904,425    2,325,966    3,932,376
    Total other income
     (expense), net           474,637      865,118    2,275,356    3,783,119

    Income before income
     taxes and
     extraordinary item    (3,511,719)   1,225,697   (3,656,454)   3,626,866
    Income taxes              (56,000)     787,000      136,000    ($405,000)
    Net income before
     extraordinary item    (3,455,719)   2,012,697   (3,792,454)   4,031,866

    Extraordinary item -
     gain on acquisition          --           --           --    $3,407,244

    Net income            ($3,455,719)  $2,012,697  ($3,792,454)  $7,439,110

    Basic earnings per share:
    Net income (loss) before
     extraordinary item        ($0.16)       $0.09       ($0.17)       $0.18
    Extraordinary item -
     gain on acquisition         0.00         0.00         0.00         0.15
    Net income (loss)          ($0.16)       $0.09       ($0.17)       $0.33

    Diluted earnings per share:
    Net income (loss) before
     extraordinary item        ($0.16)       $0.09       ($0.17)       $0.17
    Extraordinary item -
     gain on acquisition         0.00         0.00         0.00         0.15
    Net income (loss)          ($0.16)       $0.09       ($0.17)       $0.32

    Shares used in computing
     net earnings Per share:
    Basic                  21,996,915   22,349,444   22,214,181   22,322,546
    Diluted                21,996,915   23,095,668   22,214,181   23,089,553


                        Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                                       Three Months Ended    Year Ended
                                       June 30,  June 30,  June 30,  June 30,
                                         2003      2002      2003      2002

    Net Sales                           100.0%    100.0%    100.0%    100.0%

    Cost of sales                        73.2%     71.0%     73.5%     69.8%
    Cost of sales - restructuring         2.2%      0.0%      0.5%      0.0%
    Gross profit (loss)                  24.6%     29.0%     26.0%     30.2%

    Operating expenses:
    Marketing                             8.2%      8.9%      8.3%      9.9%
    Research and development              7.3%      8.2%      7.7%      8.5%
    General and administrative           11.8%     10.2%     11.4%     11.0%
    Impairment loss                      10.5%      0.0%      3.1%      0.0%
    Restructuring                         7.3%      0.0%      2.9%      0.0%
    Fire related                          0.0%      0.0%      0.0%      1.0%
    Total operating expenses             45.1%     27.3%     33.4%     30.4%

    Operating income (loss)             (20.5%)     1.7%     (7.4%)    (0.2%)

    Other income (expense):
    Interest expense                     (0.1%)    (0.2%)    (0.1%)    (0.2%)
    Other, primarily interest income      2.5%      4.2%      2.9%      5.3%
    Total other income (expense), net     2.4%      4.0%      2.8%      5.1%

    Income (loss) before income taxes
     and extraordinary item             (18.1%)     5.7%     (4.6%)     4.9%
    Income taxes                         (0.3%)    (3.7%)     0.2%     (0.6%)
    Net income (loss) before
     extraordinary item                 (17.8%)     9.4%     (4.8%)     5.5%

    Extraordinary item -
     gain on acquisition                  0.0%      0.0%      0.0%      4.6%

    Net income (loss)                   (17.8%)     9.4%     (4.8%)    10.1%


                        Anaren, Inc. and Subsidiaries
                     Consolidated Condensed Balance Sheet

                                                June 30, 2003  June 30, 2002
    Assets:
    Cash, cash equivalents and
     short-term investments                      $104,328,938   $115,341,665
    Accounts receivable, net                        9,317,941     13,106,583
    Other receivables                               1,699,409      1,206,396
    Inventories                                    15,671,659     20,119,433
    Other current assets                            2,367,341      2,486,467
    Total current assets                          133,385,288    152,260,544

    Net property, plant and equipment              23,639,821     26,592,375
    Marketable debt securities                     23,394,382      9,564,558
    Goodwill                                       30,715,861     30,715,861
    Other intangibles                               1,665,942      2,093,610
    Other assets                                      287,482        359,353
    Total assets                                 $213,088,776   $221,586,301

    Liabilities and stockholders' equity

    Liabilities:
    Accounts payable                               $4,380,459     $5,046,048
    Accrued expenses                                4,333,059      3,297,207
    Customer advance payments                             --         244,831
    Other liabilities                                 292,128        185,725
    Total current liabilities                       9,005,646      8,773,811

    Other non-current liabilities                   3,485,725      3,259,252
    Total liabilities                              12,491,371     12,033,063

    Stockholders' equity:
    Retained earnings                              43,290,143     47,082,597
    Common stock and additional paid-in capital   168,680,383    168,071,340
    Accumulated comprehensive (loss)               (1,216,961)      (828,061)
    Less cost of treasury stock                   (10,156,160)    (4,772,638)
    Total stockholders' equity                    200,597,405    209,553,238

    Total liabilities and stockholders' equity   $213,088,776   $221,586,301


                        Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                                             Three Months Ended
                                                June 30, 2003
                                   Consolidated      Anaren   Cons Without
                                       GAAP          Europe   Anaren Europe

    Net sales                      $19,421,826      $937,637   $18,484,189
    Cost of sales                   14,215,361     1,366,825    12,848,536
    Cost of sales - restructuring      428,000       428,000           --
    Gross profit                     4,778,465      (857,188)    5,635,653

    Operating expenses:
    Marketing                        1,595,574        82,017     1,513,557
    Research and development         1,422,212           --      1,422,212
    General and administrative       2,297,049       192,325     2,104,724

    Impairment loss                  2,039,804     2,039,804           --
    Restructuring                    1,410,182       911,361       498,821
    Total operating expenses         8,764,821     3,225,507     5,539,314

    Operating income (loss)         (3,986,356)   (4,082,695)       96,339

    Other income (expense):
    Interest expense                   (10,433)         (251)      (10,182)
    Other, primarily interest income   485,070        41,788       443,282
    Total other income (expenses), net 474,637        41,537       433,100

    Income (loss) before income
     taxes and extraordinary item   (3,511,719)   (4,041,158)      529,439
    Income taxes                       (56,000)     (145,188)       89,188
    Net income (loss) before
     extraordinary item             (3,455,719)   (3,895,970)      440,251

    Extraordinary item -
     gain on acquisition                   --            --            --
    Net income                     ($3,455,719)  ($3,895,970)     $440,251

    Basic earnings per share:
    Net income (loss) before
     extraordinary item                 ($0.16)       ($0.18)        $0.02
    Extraordinary item -
     gain on acquisition                  0.00          0.00          0.00
    Net income                          ($0.16)       ($0.18)        $0.02

    Diluted earnings per share:
    Net income (loss) before
     extraordinary item                 ($0.16)       ($0.18)        $0.02
    Extraordinary item - gain on
     purchase                             0.00          0.00          0.00
    Net income (loss)                   ($0.16)       ($0.18)        $0.02

    Shares used in computing net
     income per share:
    Basic                           21,996,915    21,996,915    21,996,915
    Diluted                         21,996,915    21,996,915    21,996,915


                                                  Year Ended
                                                June 30, 2003
                                   Consolidated      Anaren   Cons Without
                                       GAAP          Europe   Anaren Europe

    Net sales                      $79,919,791    $4,399,771   $75,520,020
    Cost of sales                   58,723,401     6,902,881    51,820,520
    Cost of sales - restructuring      428,000       428,000           --
    Gross profit                    20,768,390    (2,075,110)   23,699,500

    Operating expenses:
    Marketing                        6,620,409       459,852     6,160,557
    Research and development         6,140,157           --      6,140,157
    General and administrative       9,109,717       717,694     8,392,023
    Impairment loss                  2,720,626     2,720,626           --
    Restructuring                    2,109,291     1,314,764       794,527
    Total operating expenses        26,700,200     5,212,936    21,487,264

    Operating income (loss)         (5,931,810)   (8,144,046)    2,212,236

    Other income (expense):
    Interest expense                   (50,610)         (660)      (49,950)
    Other, primarily
     interest income                 2,325,966       115,484     2,210,482
    Total other income
     (expenses), net                 2,275,356       114,824     2,160,532

    Income (loss) before income
     taxes and extraordinary item   (3,656,454)   (8,029,222)    4,372,768
    Income taxes                       136,000      (621,000)      757,000
    Net income (loss) before
     extraordinary item             (3,792,454)   (7,408,222)    3,615,768
    Extraordinary item -
     gain on acquisition                   --            --            --
    Net income                     ($3,792,454)  ($7,408,222)   $3,615,768

    Basic earnings per share:
    Net income (loss) before
     extraordinary item                 ($0.17)       ($0.33)        $0.16
    Extraordinary item -
     gain on acquisition                  0.00          0.00          0.00
    Net income                          ($0.17)       ($0.33)        $0.16

    Diluted earnings per share:
    Net income (loss) before
     extraordinary item                 ($0.17)       ($0.33)        $0.16
    Extraordinary item - gain on
     purchase                             0.00          0.00          0.00
    Net income (loss)                   ($0.17)       ($0.33)        $0.16

    Shares used in computing net
     income per share:
    Basic                           22,214,181    22,214,181    22,214,181
    Diluted                         22,214,181    22,214,181    22,214,181



SOURCE  Anaren, Inc.
    -0-                             08/12/2003
    /CONTACT: Lawrence A. Sala, President/CEO, or Joseph E. Porcello, VP of Finance, both of Anaren, Inc., +1-315-432-8909/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, +1-888-776-6555 or +1-212-782-2840/
    /Web site:  http://www.anaren.com /
    (ANEN)

CO:  Anaren, Inc.
ST:  New York
IN:  CPR ARO TLS
SU:  ERN CCA